NEWS RELEASE

Alternative Energy Sources Inc.
310 W. 20th St., Kansas City, MO 64108
(816) 842-3835 or (866) 496-3835

Media contact: Susan Pepperdine (913) 262-7414 or susan@pepperdinepr.com

Alternative Energy Sources Appoints
W. Gordon Snyder to Board of Directors

KANSAS CITY, Mo., Nov. 15, 2006 (PRIMEZONE) — Kansas City-based Alternative Energy Sources Inc. (OTC Bulletin Board: AENS.OB) today announced the appointment of W. Gordon Snyder to its board of directors.

Snyder has more than 35 years of financial services, strategic planning, marketing and product management experience, most notably with American Century Investments (ACI), an investment management firm. He joined ACI in 1986 and served as the head of their sales, marketing and services until he took early retirement in 2003. He led and managed change through several “doubles” of ACI’s business, from $4 billion in assets under management to $120 billion and from 150 employees to more than 3,500 at ACI’s peak. Before joining ACI, he worked at IBM Corp. from 1973 to 1986, reaching the position of branch manager.

Currently Snyder is president of Black Diamond Strategies, Leawood, Kan. Since founding this executive consulting company in 2003, he has been an active investor in, adviser to and/or board member of numerous “early stage” companies in industries including financial services, technology, alternative energy, food and beverage, telecom and media. He has also co-founded several startups.

“We are extremely excited about the innovative skills Gordon brings to our board in finance and startup-business development,” stated Mark Beemer, AENS president and CEO. “He’ll be a catalyst and valued adviser in helping Alternative Energy Sources develop its full potential.”

Snyder holds a bachelor’s degree in mathematics from Duke University, Durham, N.C., and a master’s in computer science from Johns Hopkins University, Baltimore, Md. He also served in the United States Army, reaching the rank of captain.

Since mid-August AENS has announced plans to build ethanol plants in Central Iowa and in Kankakee and Greenville, Ill.

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About Alternative Energy Sources Inc.: The company is developing “greenfield” sites, including constructing, owning and operating fuel-grade ethanol plants. The management team has extensive experience in agricultural processing, grain trading, railroad negotiations, logistical economics, construction, acquisitions and operating as a public company. The founders have extensive management and leadership experience, including serving in executive management positions with agri-processing giant Archer Daniels Midland Co., the largest producer of ethanol. For more information go to http://www.aensi.com.

Forward-Looking Statements: This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the company's ability to exploit ethanol development and production opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our inability to secure or generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation.